UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 4, 2011
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12629	36-4128138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2011, we raised aggregate gross proceeds of $275,000 pursuant to a private placement of our securities (the “Private Placement”).  We entered into subscription agreements with two accredited investors (the “Investors”), pursuant to which the Company sold and issued to the Investors an aggregate of 550,000 units (the “Units”) at a purchase price of $0.50 per Unit.  Each Unit is comprised of (i) one share of our common stock, par value $0.02 per share (the "Common Stock"), and (ii) a five-year warrant (the “Investor Warrant”) to purchase one share of our Common Stock at a per share exercise price of $0.50 per share.

 A total of 550,000 shares of Common Stock were issued in the Private Placement. In addition, Investor Warrants to purchase a total of 550,000 shares of Common Stock at the exercise price of $0.50 per share were issued pursuant to such closing. Investors were granted certain piggyback registration rights with respect to the shares of Common Stock purchased by them, including those underlying the Investor Warrants.

The Company received net proceeds of approximately $251,000 after payment of $16,500 of cash commissions to National Securities Corporation, the placement agent of the Private Placement and our wholly-owned subsidiary (the “Placement Agent”) and other offering expenses and related costs in connection with the Private Placement.

The Investor Warrants may be exercised in cash and the exercise price of the Investor Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like.

None of the Units, Investor Warrants or the Common Stock issuable upon exercise of the Investor Warrants has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The sale and issuance of the Units, Common Stock and Investor Warrants (and the issuance of shares of Common Stock upon exercise of the Investor Warrants) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits.

4.12	Form of Investor Warrant.

10.38	Registration Rights Agreement, dated as of February 4, 2011 by and between National Holdings Corporation and the investors signatory thereto.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

	By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow
President
Dated: February 10, 2011

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